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                                                                  Exhibit 99 (A)

CONTACT:         Kay Cook
TELEPHONE:       501/378-1207
RELEASE DATE:    Immediate

                  [LOGO OF WORTHEN NATIONAL BANK OF ARKANSAS]

   LITTLE ROCK, ARKANSAS (May 13, 1994) -- Curt Bradbury, chairman, president and CEO of Worthen Banking Corporation and chairman and CEO of Worthen National Bank of Arkansas, today congratulated Jack Fleischauer, Jr. on his announcement to accept the title of president and CEO of First Commercial Bank.

   "Jack has been with Worthen for over 20 years, he is a good friend and we wish him well with this new opportunity," said Bradbury. "I will remain as chairman and CEO of Worthen National Bank of Arkansas. With the assistance of Bill Scholl, executive vice president of the Commercial Banking Group, and Jon Rymer, executive vice president for the Retail Banking Group, we will continue to serve our customers and community as Arkansas' premier banking organization."

   "In addition to our current management team, we have been visiting for a number of months with Jim Farmer of St. Louis, Missouri. Farmer has a proven record of performance in the successful management of a number of companies, including Mark Twain Bancshares a $2.5 billion banking organization. We have seen significant opportunities for Farmer in our company. He has agreed to join us and we will proceed to finalize his management role within Worthen," Bradbury concluded.

   Farmer is a native of North Little Rock and graduate of University of Arkansas at Fayetteville, Arkansas.

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WORTHEN NATIONAL BANK OF ARKANSAS, P.O. BOX 1681, LITTLE ROCK, ARKANSAS 72203
1681